UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 13, 2016

(Date of earliest event reported)

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Addresses of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2016, our Board of Directors granted Eric J. Rey a temporary medical leave of absence from his duties and responsibilities as our President and Chief Executive Officer.

On January 12, 2016, our Board of Directors also appointed Mark W. Wong to serve as our Acting President and Chief Executive Officer during Mr. Rey’s leave of absence. Mr. Wong will fulfill his duties and responsibilities in consultation and cooperation with our Board of Directors and our executive management team.

Mr. Wong has served as a director of the Company since May 2006. Mr. Wong was the Chief Executive Officer of Renewable Agricultural Energy Corporation, a private ethanol production company, from 2006 to 2007. From 1999 to 2005, Mr. Wong was the founder and Chief Executive Officer of Emergent Genetics, an international seed company sold to Monsanto Company in 2005. Prior to that time, Mr. Wong founded and managed a series of agricultural and biotechnology companies including Big Stone Partners, Agracetus Corporation, and Agrigenetics Corporation. Mr. Wong also worked as an engineer for FMC Corporation and Chemical Construction Corporation. Mr. Wong served as a director of BioFuel Energy Corp., a publicly traded ethanol company, from January 2008 until October 2014, and Chair from March 2010 to October 2014, when it was renamed Green Brick Partners following an acquisition and recapitalization transaction. Mr. Wong holds a B.S. in Chemical Engineering from Lehigh University and a M.B.A. from the Wharton School of Business at the University of Pennsylvania.

A copy of the press release issued by the Company on January 13, 2016 is furnished as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Arcadia Biosciences, Inc. entitled “ARCADIA BIOSCIENCES’ CEO TO TAKE SHORT-TERM MEDICAL LEAVE” dated January 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: January 13, 2016	By:	/s/ Wendy S. Neal
	Name:	Wendy S. Neal
	Title:	Vice President & Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Arcadia Biosciences, Inc. entitled “ARCADIA BIOSCIENCES CEO TO TAKE SHORT-TERM MEDICAL LEAVE” dated January 13, 2016